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                                 ARTHUR ANDERSEN LLP



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated July 11, 1997, on the May 31, 1997 financial statements of STI Classic Funds, included in Post-Effective Amendment No. 21 to the Registration Statement on the Form N1-A, and to all references to our Firm included in or made part of this Registration Statement File No. 33-45671.

                                  /s/ Arthur Andersen LLP

Philadelphia, PA
 September 24, 1997